Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2023, relating to the combined carve-out financial statements of C3is Inc. Successor, appearing in the prospectus filed pursuant to Rule 424b(4) relating to the registration statement No. 333-272939 on Form F-1 of C3is Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

July 18, 2023